Dated August 19, 1999














                            THE PROFIT RECOVERY GROUP
                               INTERNATIONAL, INC.


                                     - AND -


                         THE VENDORS (as defined herein)







                          REGISTRATION RIGHTS AGREEMENT














                              ASHURST MORRIS CRISP
                                 Broadwalk House
                                 5 Appold Street
                                 London EC2A 2HA

                               Tel: 0171-638 1111
                               Fax: 0171-972 7990

THIS AGREEMENT  is made on August 19, 1999

BETWEEN:

(1) THE PROFIT RECOVERY GROUP INTERNATIONAL, INC., a Georgia corporation (the "Company"); and

(2) Those persons or entities set out in column 1 of schedule 1 of the Sale Agreement (the "Vendors").

RECITALS

The Company and, inter alia, the Vendors have entered into a Share Purchase Agreement (the "Sale Agreement") dated 1999 pursuant to which the Company is to issue to the Vendors shares of the Company's common stock in exchange for the transfer to the Company by the Vendors of all of the issued and outstanding equity interests of Meridian VAT Corporation Ltd., a Jersey corporation ("Meridian"). Under the Sale Agreement, the Company and the Vendors have agreed to enter into this agreement in order to provide the Vendors with certain rights to register shares of the Company's common stock. The Company desires to induce the Vendors to acquire shares of common stock pursuant to the Sale Agreement by agreeing to the terms and conditions set forth herein.

THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS

     For  the purposes of this agreement:

     "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with clause 9 hereof;

     "register," "registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

     "Registrable Securities" means:

     (a) one million five hundred thousand (1,500,000) of the shares of PRG common stock issued to the Vendors pursuant to the Sale Agreement, as set forth on Exhibit "A" hereto, in respect of each Vendor (prior to any assignment in accordance with clause 9), (such number of shares reflecting the stock dividend made to shareholders of PRG on 17 August 1999 and the parties hereto agree that no further adjustment to reflect such dividend shall be made hereunder); and

     (b) any other shares of common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of any Registrable Securities;

     but excluding in all cases any shares (which otherwise would have been Registrable Securities) sold by a person in a transaction in which such person's rights under this agreement in respect of such shares are not assigned to the transferee of such shares.

     Notwithstanding the foregoing, common stock or other securities shall only be treated as Registrable Securities if and so long as they have not been:

     (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; or

     (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under clause 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

     "Relevant Vendor" means each of the Vendors listed at numbers 1, 2, 3, 5, 7, 8 and 9 of part A of schedule 1 and listed at numbers 8 and 9 of part B of schedule 1 of the Sale Agreement;

     "Significant Vendor" means each of Ki Corporation Limited, The Denor Trust and The Baron Settlement; and

     "SEC" means the US Securities and Exchange Commission.

     All capitalised words not defined herein shall have the same meaning as in the Sale Agreement.

2.   REGISTRATION

     If (but without any obligation to do so) the Company proposes:

     (1) in the case of the Relevant Vendors but excluding Significant Vendors, at any time (a) after such time as the Company has made publicly available financial statements covering a period of at least thirty
          (30) days of combined operations of the Company and Meridian (the "Combined Operations Period"), but (b) prior to the anniversary date of this agreement;

     (2) in the case of the Significant Vendors, at any time (a) after the Combined Operations Period, but (b) prior to the second anniversary date of this agreement; and

     (3)  in the case of all Vendors that are not Relevant Vendors,  at any time
          (a) after the date hereof, but (b) prior to the anniversary date of this agreement; and to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a transaction covered by Rule 145 under the Act, a registration in which the only stock being registered is common stock issuable upon conversion of debt securities which are also being registered or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, no later than 30 days prior to the filing of such registration statement, give each Holder written notice of such registration at the address as set out in Exhibit B. Upon the written request of each Holder given within 10 days after receipt of such notice in accordance with clause 4, the Company shall, subject to the provisions of clause 6, use its commercially reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that the Holders shall not have the right to have registered in any given public offering a number of securities which exceeds one third (1/3) of the aggregate number of securities to be sold in such public offering, including securities to be sold pursuant to any over-allotment option; provided, further, however, that in the case of a registration statement filed prior to the end of the Combined Operations Period, no securities may be included by the Vendors unless the aggregate dollar value of securities to be included by Vendors exceeds $50,000.

3.   OBLIGATIONS OF THE COMPANY

3.1 Whenever required under this agreement to use its commercially reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

     (a) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements  of the  Act,  and  such  other  documents  as  they  may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

     (b) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     (c) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

4.   INFORMATION TO BE FURNISHED

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities or as shall otherwise reasonably be requested by the Company.

5.   EXPENSES OF REGISTRATION

     All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant hereto including (without limitation) all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company (but specifically excluding the fees and disbursements of counsel for the selling Holders) shall be borne by the Company.

6.   UNDERWRITING REQUIREMENTS

6.1 In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under clause 2 to use its commercially reasonable best efforts to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardise the success of the offering by the Company or by any selling stockholders exercising demand rights. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardise the success of the offering of the securities so included. Securities shall be excluded from the offering in the order set forth below:

     (a) first, the number of shares requested to be registered for the account of persons, if any, whose rights to have their shares included in such registration are subordinate to the rights granted pursuant to this agreement shall be reduced as required;

     (b) second, the number of shares requested to be registered for the account of the Holders of registration rights granted pursuant to this agreement and the number of shares requested to be registered by persons, if any, holding registration rights on a parity with those granted by this agreement shall be reduced, pro rata, as required;

     (c) third, the number of shares requested for the account of persons, if any, holding registration rights having priority over the rights granted by this agreement shall be reduced as required; and

     (d) last, the number of shares intended to be registered by the Company for its own account shall be reduced as required.

     Notwithstanding the foregoing, in no event shall any shares being sold by a stockholder exercising a demand registration right be excluded from such offering except by mutual consent of the Company and such stockholder.

7.   DELAY OF REGISTRATION

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this agreement.

8.   INDEMNIFICATION

8.1 In the event any Registrable Securities are included in a registration statement under this agreement, to the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

     (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

     (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading,

     and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action, provided, however, that the indemnity agreement contained in this clause 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder, underwriter or controlling person; provided further, however, that, in a non-underwritten offering, the Company shall not be liable to any Holder with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability (or action in respect thereof) results from the fact that such Holder sold Registrable Securities to a person to whom there was not sent or given, at or before the written confirmation of such sale, a copy of the prospectus (excluding documents incorporated by reference) or of the prospectus as then amended or supplemented (excluding documents incorporated by reference) if the Company has previously furnished copies thereof to such Holder in compliance with this agreement and the loss, claim, damage or liability of such Holder results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the prospectus (or the prospectus as amended or supplemented).

8.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this clause 8.2, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in clause 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

8.3 Any person that proposes to assert the right to be indemnified under this clause 8, will promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this clause 8, notify each such indemnifying party in writing of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to an indemnified party under the foregoing provisions of this clause unless, and only to the extent that, such omission results in the loss of substantive rights or defences by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defence of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defence, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defence. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless:

     (a) the employment of counsel by the indemnified party has been authorised in writing by the indemnifying party;

     (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defences available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party;

     (c) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defence of such action on behalf of the indemnified party); or

     (d) the indemnifying party has not in fact employed counsel to assume the defence of such action within a reasonable time after receiving notice of the commencement of the action,

     in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. Any indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

8.4 If the indemnification provided for in this clause 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relevant intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

8.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.6 The obligations of the Company and Holders under this clause 8 shall survive the completion of any offering of Registrable Securities in a registration statement under this agreement, and otherwise.

9.   ASSIGNMENT OF REGISTRATION RIGHTS

     The rights to cause the Company to register Registrable Securities pursuant to this agreement may not be assigned without the prior written consent of the Company unless assigned to another Holder hereunder.

10.  "MARKET STAND-OFF" AGREEMENT

10.1 Each Holder hereby agrees that, during the period (a) beginning with the filing of any registration statement by the Company under the Act which includes Registrable Securities of such Holder and (b) having a duration not exceeding 90 days from the effective date of such registration statement, as specified by the Company and/or an underwriter of common stock or other securities of the Company, it shall not, to the extent requested by the Company and/or such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that the Company shall utilise its reasonable best efforts to ensure that the majority of the officers and directors of the Company, all ten per cent. security holders, and all other persons with registration rights granted subsequent to the date hereof enter into similar agreements.

10.2 In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each such Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each such Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this clause 10.

11.  TERMINATION OF REGISTRATION RIGHTS

     No Holder shall be entitled to exercise any right provided for in this agreement after such time as Rule 144 or another similar exemption under the Act is available for the sale of all such Holder's shares during the immediately subsequent three month period without registration.

12.  FUTURE GRANTS OF REGISTRATION RIGHTS

     During the period ending one year from the date hereof, so long as the Holders own Registrable Securities, the Company agrees that it shall not grant incidental registration rights comparable to those provided for in clause 2 hereof to any person or entity which are superior in priority to those granted hereunder to the Holders with respect to the offering size reduction procedures discussed at Clause 6.1 hereof . In addition, if at any time after the date hereof, the Company grants demand registration rights to any person that are exercisable prior to the anniversary date of this agreement, the Company agrees that it will also grant equivalent rights to the Holders with respect to the Registrable Securities; provided that the ability of the Holders to exercise any such rights shall expire on the anniversary date hereof.

13.  MISCELLANEOUS

13.1 Successors and Assigns

     Except as otherwise provided herein, the terms and conditions of this agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this agreement, except as expressly provided in this agreement.

13.2 Governing Law

     This agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of laws.

13.3 Counterparts

     This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.4 Titles and Subtitles

     The titles and subtitles used in this agreement are used for convenience only and are not to be considered in construing or interpreting this agreement.

13.5 Notices

     Save as specifically otherwise provided in this agreement any notice, demand or other communication to be served under this agreement may be served upon any party hereto only by sending the same by a reputable international courier firm or sending the same by facsimile transmission to the party to be served at its address given below, or facsimile number given below or at such other address or number as he or it may from time to time notify in writing to the other parties thereto and addressed to the party to be notified at such party's address as set forth below or on Exhibit "A" hereto or as subsequently notified by written notice.

     The parties agree that notices or other communications sent (i) by fax will be deemed received on the day sent or on the business day thereafter if not sent on a business day and (ii) by a reputable international courier firm will be deemed received on the second business day immediately following the date sent.

13.6 Expenses

     If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief which such party may be entitled.

13.7 Amendments and Waivers

     Any term of this agreement may be amended and the observance of any term of this agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this clause 13.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

13.8 Severability

     If one or more provisions of this agreement is held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then:

     (a)  such provision shall be excluded from this agreement;

     (b) the balance of this agreement shall be interpreted as if such provision were so excluded; and

     (c) the balance of this agreement shall be enforceable in accordance with its terms.

                                   EXHIBIT A

Vendors                                      Registrable Securities
-------                                      ----------------------

The Baron Settlement                                        128,400

Ki Corporation, Ltd.                                        661,950

Denor Trust                                                 511,050

Lisdar Limited                                               21,450

Deborah P. Ferolito                                          65,850

Normandy Investments Inc                                     39,750

The Goodman Trust                                            42,000

Eurona Foundation (a/c PK)                                    3,750

Eurona Foundation (a/c LM)                                    8,250

Bordeaux Trust                                                9,150

Steven Krell                                                  3,750

Staci Krell                                                     150

Carlyle Corporate Services Limited                            3,300

Carlyle Corporates Services (CI) Limited                      1,200
                                                    _______________
Total                                                     1,500,000

                                    EXHIBIT B

                                Vendor Addresses

  Caversham Trustee Limited as trustee of The Baron Settlement,
  PO Box 258,
  Malzard House,
  15 Union Street,
  St Helier, Jersey JE4 8TY,
  Channel Islands

  Ki Corporation, Ltd,
  PO Box 183
  Thorp House
  Rouge Bouillon
  St Helier
  Jersey  JE4 8RH, Channel Islands

  Dr Steinbrugger as trustee of the Denor Trust
  c/o Vermogensverwaltung
  Dr F.W. Hinteregger AG
  Blelchersweg 18
  CH 8022
  Zurich
  Switzerland

  Lisdar Limited,
  PO Box 258,
  Malzard House,
  15 Union Street,
  St Helier, Jersey  JE4 8TY,
  Channel Islands

  Deborah P. Ferolito,
  c/o Meridian VAT Reclaim, Inc.
  125 West 55 Street
  8th Floor
  New York, NY 10019

  Normandy Investments Inc.,
  c/o Heritage Trust Limited
  Polygon Hall
  PO Box 135
  Le Marchant Street
  St Peter Port,
  Guernsey  GY1 4EL,
  Channel Islands

  Caversham Trustees Limited as trustee of The Goodman Trust,
  PO Box 258,
  Malzard, House,
  15 Union Street,
  St Helier, Jersey  JE4 8TY,
  Channel Islands

  Industrie und FinanzKontor as trustee of the Eurona Foundation
  (a/c PK),
  Postfach 339,
  Altenbach 8,
  FL 9490
  Vaduz
  Liechtenstein
  Industrie und FinanzKontor as trustee of the Eurona Foundation
  (a/c LM),
  Postfach 339,
  Altenbach 8,
  Liechtenstein

  Radcliffes Trustee Company SA and Central Independent Trustees
      Limited as Trustees of the
  Bordeaux Trust
  12 Rue de L'Arquebuse,
  1204 Geneva,
  Switzerland

  Steven Krell,
  2502 Kinderhook Lane
  Colorado Springs
  Colorado 80919
  USA

  Staci Krell,
  28 Meadowbrook Road,
  Short Hills,
  NJ 07078, USA

  Carlyle Corporate Services Limited
  Meridian House,
  202-204 Finchley Road,
  London  NW3 6BX

  Carlyle Corporate Services (CI) Limited
  PO Box 258,
  Malzard House,
  15 Union Street,
  St Helier,
  Jersey JE4 8TY, Channel Islands

IN WITNESS whereof this agreement has been executed on the date first above written.

COMPANY:

Signed by THE PROFIT RECOVERY GROUP                        )
INTERNATIONAL, INC. acting by a duly authorised            )
officer                                                    )


                                  Duly Authorised Officer


VENDORS:



Signed by CAVERSHAM TRUSTEES LIMITED as trustee            )
of THE BARON SETTLEMENT LIMITED acting by a                )
director                                                   )
                                                           )


                                                 Director


Signed by WARREN FINANCIAL SERVICES LIMITED as             )
trustee of KI CORPORATION, LTD pursuant to a               )
power of attorney dated 5 August 1999, WARREN              )
FINANCIAL SERVICES LIMITED acting by a director            )
                                                           )
                                                           )


                                                 Director



Signed by WARREN FINANCIAL SERVICES LIMITED as             )
attorney for DR STEINBRUGGER as trustee of the             )
DENOR TRUST pursuant to a power of attorney                )
dated 9 July 1999, WARREN FINANCIAL SERVICES               )
LIMITED acting by a director                               )
                                                           )
                                                           )

                                                 Director


Signed by LISDAR LIMITED acting by a director              )
                                                           )


                                                 Director

Signed by WARREN FINANCIAL SERVICES LIMITED as attorney ) for DEBORAH P. FEROLITO pursuant to a power of attorney )
dated 9 July 1999, WARREN FINANCIAL SERVICES LIMITED       )
acting by a director                                       )
                                                           )

                                                 Director



Signed by WARREN FINANCIAL SERVICES LIMITED as             )
attorney for NORMANDY INVESTMENTS INC. pursuant            )
to a power of attorney dated 9 July 1999,                  )
WARREN FINANCIAL SERVICES LIMITED acting by a              )
director                                                   )
                                                           )
                                                           )

                                                 Director



Signed by CAVERSHAM TRUSTEES LIMITED as                    )
trustees of THE GOODMAN TRUST acting by a                  )
director                                                   )
                                                           )

                                                 Director




Signed by WARREN FINANCIAL SERVICES LIMITED as             )
attorney for INDUSTRIE UND FINANZKONTOR as                 )
trustee of the EURONA FOUNDATION (A/C/ PK)                 )
pursuant to a power of attorney dated 5 August             )
1999, WARREN FINANCIAL SERVICES LIMITED acting             )
by a director                                              )
                                                           )
                                                           )



                                                 Director




Signed by WARREN FINANCIAL SERVICES LIMITED as             )
attorney for INDUSTRIE UND FINANZKONTOR as                 )
trustee of the EURONA FOUNDATION (A/C LM)                  )
pursuant to a power of attorney dated  5 August            )
1999, WARREN FINANCIAL SERVICES LIMITED acting             )
by a director                                              )
                                                           )
                                                           )

                                                 Director




Signed by WARREN FINANCIAL SERVICES LIMITED as             )
attorney for RADCLIFFES TRUSTEE COMPANY SA AND             )
CENTRAL INDEPENDENT TRUSTEES LIMITED as                    )
trustees of the BORDEAUX TRUST pursuant to                 )
powers of attorney dated  2 August and 5 August            )
1999 respectively, WARREN FINANCIAL SERVICES               )
LIMITED acting by a director                               )
                                                           )
                                                           )
                                                           )


                                                 Director






Signed by WARREN FINANCIAL SERVICES LIMITED as attorney ) for STEVEN KRELL pursuant to a power of attorney dated ) 9 July 1999, WARREN FINANCIAL SERVICES LIMITED acting )
by a director                                              )
                                                           )

                                                 Director







Signed by WARREN FINANCIAL SERVICES LIMITED as attorney ) for STACI KRELL pursuant to a power of attorney dated 9 ) July 1999, WARREN FINANCIAL SERVICES LIMITED acting by a )
director                                                   )
                                                           )
                                                           )

                                                 Director








Signed by CARLYLE CORPORATE SERVICES LIMITED               )
acting by a director                                       )
                                                           )

                                                 Director



Signed by CARLYLE CORPORATE SERVICES (CI)                  )
LIMITED acting by a director                               )
                                                           )

                                                 Director



Signed by WARREN FINANCIAL SERVICES LIMITED as             )
attorney for NATHAN KIRSH pursuant to a power              )
of attorney dated 5 August 1999, WARREN                    )
FINANCIAL SERVICES LIMITED acting by a director            )
                                                           )
                                                           )

                                                 Director